Exhibit 99.1

Aytu BioScience Reports 55% Sequential Revenue Growth in Q1 FY19; Adds Tuzistra® XR to Portfolio

Company Posts Highest Ever Quarterly Revenue

ENGLEWOOD, CO / ACCESSWIRE / November 7, 2018 / Aytu BioScience, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on global commercialization of novel products addressing significant medical needs, today will provide an overview of its business, including the company's operational and financial results for its first quarter of fiscal year 2019 that ended September 30, 2018. The Company will host a live conference call and webcast today at 4:30 p.m. ET. Conference call details are provided at the end of this press release.

Q1 FY19 and Recent Operational Highlights

•	Recorded all-time high net revenue of $1.4 million, a 55% increase sequentially from Q4 FY18.
•	Natesto® net revenue for the first quarter increased 22% sequentially from Q4 FY18.
•	Recorded highest ever net revenue for Natesto, driven by continuing prescription demand, Company's implementation of reimbursement support programs, and discontinuation of zero revenue prescription vouchers.
•	Reduced Natesto coupon rate to 21% of gross revenue, continuing a significant shift toward more profitable prescriptions; Company expects coupon rate in subsequent quarters to range from 20% to 40%, well below product introductory coupon rates of 50% to over 70%.
•	Announced the exclusive U.S. license of Tuzistra® XR, the only 12-hour codeine-based antitussive oral suspension. Tuzistra competes in the $3 billion antitussive category and generated approximately 40,000 prescriptions in 2017; announced on November 5, 2018 after the quarter ended.
•	Announced the accelerated launch of ZolpiMist™ into the $1.8 billion U.S sleep aid market and generation of early stocking revenue.
•	Announced the closing of a $15.2 million underwritten public offering and full exercise of over-allotment option, led by a fundamental healthcare investor; closed October 9, 2018 after the quarter ended.
•	Announced the Company’s intent to enter into a strategic financing with Armistice Capital, LLC in the form of a $5M secured note; announced November 5, 2018 after the quarter ended.
•	Announced University of Miami's initiation of the Natesto Spermatogenesis Study, enrollment of the first twenty patients, and publication of manuscript summarizing results from the ongoing study; preliminary study results demonstrate maintenance of semen parameters in hypogonadal men using Natesto for six months.

Josh Disbrow, CEO of Aytu BioScience commented, “Our fiscal 2019 is off to a strong start. Revenue grew by 55%, driven largely by the continued growth of Natesto in the $1.8 billion-dollar testosterone replacement therapy market and an early contribution from ZolpiMist. In addition to Natesto unit sales, the Natesto gross-to-net increased substantially. An important factor in those results, was our continued commitment to lower coupon use, having reduced Natesto couponing to just 21% of gross revenue. Additionally, initial results this quarter from the Natesto spermatogenesis study indicate that Natesto could be an alternative for the 20% of hypogonadal men wishing to be treated for Low T while preserving their fertility. These men currently have no FDA-approved treatment options to address both concerns, so Natesto could be the first and only such treatment option.”

Mr. Disbrow continued, “We also received revenue contribution from ZolpiMist, the second therapeutic we sell in the United States, through initial customer stocking and early retail pull-through. This product also competes in a large $1.8 billion category, the U.S. prescription sleep aid market. We acquired ZolpiMist in June 2018 and launched ahead of schedule in August 2018. We are encouraged by the early commercial results. On the expense line, we continue to manage costs and reduce cash usage. Additionally, we have the strongest balance sheet in our history based on a cash balance of $4.1 million as of September 30th and the closing of an oversubscribed $15.2 million public offering shortly after the end of the quarter.”

Mr. Disbrow concluded, “We are pleased with the growth of Natesto, the rapid introduction of ZolpiMist, and the exciting new addition to our portfolio, Tuzistra XR. Tuzistra XR adds another novel product we believe can be efficiently integrated into our portfolio while leveraging our sales force. Aytu BioScience is building a solid portfolio of unique pharmaceutical products, which have a total addressable market of nearly $7 billion in aggregate. We are excited to grow organically and opportunistically by adding products with common call points, to maximize shareholder value.”

Q1 FY19 Financial Results

•	Cash, cash equivalents, and restricted cash totaled approximately $4.1 million as of September 30, 2018. In October 2018, Aytu raised gross proceeds of $15.2 million in an oversubscribed public offering.

•	Net revenue for the first quarter of 2019 was $1.4 million, an increase of 55% sequentially, compared to $925,000 in Q4 FY18.

•	Operating expenses for the quarter were $4.8 million, a decrease of 11% from the same quarter last year.

•	Cash used in operations for the quarter was $2.7 million. The decline in cash use resulted from higher revenue and lower operating expenses for the first quarter of 2019.

Conference Call Information

The company will host a live conference call at 4:30 p.m. ET today. The conference call can be accessed by dialing either:

1-877-407-9124 (toll-free)

1-201-689-8584 (international)

The webcast will be accessible live and archived on Aytu BioScience's website, within the Investors section under Corporate Presentations & Media, at aytubio.com, for 90 days.

A replay of the call will be available for fourteen days. Access the replay by calling 1-877-481-4010 (toll-free) or 1-919-882-2331 (international) and using the replay access code 40285.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Aytu BioScience, Inc.

Aytu BioScience is a commercial-stage specialty pharmaceutical company focused on global commercialization of novel products addressing significant medical needs. The company currently markets Natesto®, the only FDA-approved nasal formulation of testosterone for men with hypogonadism, ZolpiMist™, an FDA-approved, commercial-stage prescription sleep aid indicated for the short-term treatment of insomnia characterized by difficulties with sleep initiation, and recently acquired Tuzistra® XR, the only FDA-approved 12-hour codeine-based antitussive oral suspension. Additionally, Aytu is developing MiOXSYS®, a novel, rapid semen analysis system with the potential to become a standard of care for the diagnosis and management of male infertility caused by oxidative stress. MiOXSYS is commercialized outside of the U.S. where it is a CE Marked, Health Canada cleared, Australian TGA approved, Mexican COFEPRAS approved product, and Aytu is planning U.S.-based clinical trials in pursuit of 510k de novo medical device clearance by the FDA. Aytu's strategy is to continue building its portfolio of revenue-generating products, leveraging its focused commercial team and expertise to build leading brands within large, growing markets. For more information visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this presentation are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, our expectations related to coupon rates in subsequent quarters and the timing and results of the Natesto spermatogenesis study. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the risks related to not being able to present operational results for the fiscal first quarter 2019 on Wednesday, November 7, 2018, at 4:30 p.m. ET, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ''Risk Factors'' in Part I, Item 1A of Aytu BioScience, Inc.'s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Contact for Investors:

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Aytu BioScience, Inc.
Consolidated Balance Sheets

Unaudited

	September 30,	June 30,
	2018	2018

Assets
Current assets
Cash and cash equivalents	$3,964,717	$7,012,527
Restricted cash	100,148	100,000
Accounts receivable, net	760,056	578,782
Inventory, net	1,310,103	1,338,973
Prepaid expenses and other	736,980	440,009
Total current assets	6,872,004	9,470,291

Fixed assets, net	196,420	218,684
Licensed assets, net	10,674,462	11,120,086
Patents, net	239,611	245,944
Deposits	2,200	5,088
Total long-term assets	11,112,693	11,589,802
Total assets	$17,984,697	$21,060,093

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and other	$2,111,783	$2,119,672
Accrued liabilities	428,851	185,882
Accrued compensation	796,848	540,674
Current deferred rent	-	1,450
Current contingent consideration	249,631	547,100
Total current liabilities	3,587,113	3,394,778

Long-term contingent consideration	4,220,819	4,146,829
Warrant derivative liability	46,629	93,981
Total liabilities	7,854,561	7,635,588

Commitments and contingencies

Stockholders' equity
Preferred Stock, par value $.0001; 50,000,000 shares authorized; shares issued and outstanding 0 and 0, respectively as of
September 30, 2018 (unaudited) and June 30, 2018	-	-
Common Stock, par value $.0001; 100,000,000 shares authorized; shares issued and outstanding 1,801,411 (unaudited) and 1,794,762, respectively as of
September 30, 2018 and June 30, 2018	180	179
Additional paid-in capital	92,834,031	92,681,918
Accumulated deficit	(82,704,075)	(79,257,592)
Total stockholders' equity	10,130,136	13,424,505

Total liabilities and stockholders' equity	$17,984,697	$21,060,093

Aytu BioScience, Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended September 30,
	2018	2017

Product revenue, net	$1,431,809	$1,076,368
Total revenue	1,431,809	1,076,368

Operating expenses
Cost of sales	410,959	287,201
Research and development	155,878	140,954
Sales, general and administrative	3,576,580	4,618,403
Sales, general and administrative - related party	253,709	-
Amortization of intangible assets	451,957	385,841
Total operating expenses	4,849,083	5,432,399

Loss from operations	(3,417,274)	(4,356,031)

Other (expense) income
Interest (expense)	(76,561)	(188,745)
Derivative income	47,352	299,734
Total other (expense) income	(29,209)	110,989

Net loss	$(3,446,483)	$(4,245,042)

Aytu BioScience, Inc.
Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended September 30,
	2018	2017

Cash flows from operating activities
Net loss	$(3,446,483)	$(4,245,042)
Adjustments to reconcile net loss to cash used in operating activities
Stock-based compensation expense	65,563	195,105
Depreciation, amortization and accretion	556,807	653,313
Issuance of restricted stocks	86,551	72,306
Derivative income	(47,352)	(299,734)
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(181,274)	(683,806)
Decrease in inventory	28,870	140,961
(Increase) decrease in prepaid expenses and other	(296,971)	48,703
(Decrease) in accounts payable and other	(7,889)	(559,636)
Increase in accrued liabilities	242,969	120,850
Increase in accrued compensation	256,174	340,841
(Decrease) in deferred rent	(1,450)	(1,669)
Net cash used in operating activities	(2,744,485)	(4,217,808)

Cash flows used in investing activities
Deposits	2,888	-
Purchases of fixed assets	(6,065)	-
Purchase of licensed assets	(300,000)	-
Net cash used in investing activities	(303,177)	-

Cash flows from financing activities
Issuance of preferred, common stock and warrants	-	11,839,995
Issuance costs related to preferred, common stock and warrants	-	(1,402,831)
Net cash provided by financing activities	-	10,437,164

Net change in cash, cash equivalents and restricted cash	(3,047,662)	6,219,356
Cash, cash equivalents and restricted cash at beginning of period	7,112,527	877,542
Cash, cash equivalents and restricted cash at end of period	$4,064,865	$7,096,898